UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2017 (March 8, 2017)

National Bankshares, Inc.

(Exact name of Registrant as specified in its charter)

Virginia	0-15204	54-1375874
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Hubbard Street

Blacksburg, VA 24060

(Address of principal executive offices)

(540) 951-6300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 8, 2017, the Board of Directors of National Bankshares, Inc. (the “Company”) adopted an amendment (the “Amendment”) of the Bylaws of the Company. The Amendment became effective immediately on its adoption. The Amendment:

changed the number of directors of the Company from nine (9) to fourteen (14) (Article II, Section 2.2).

A copy of the Bylaws, as amended and restated, is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

The Company’s Articles of Incorporation provide that the number of directors of the Company shall be set by the Company’s Bylaws and shall be not less than nine (9) nor more than twenty-six (26).

The Board of Directors amended the Bylaws to set the number of directors at fourteen (14) in order to facilitate the restructuring of the boards of directors of the Company and of The National Bank of Blacksburg (“NBB”) so that the boards will have identical or substantially identical members. At the Company’s next Annual Meeting of Stockholders, it is anticipated that the current NBB directors will stand for election with the current directors of the Company whose terms expire at such Annual Meeting. The NBB directors will be apportioned among the classes of directors of the Company.

The Company conducts most of its operations through NBB, the Company’s wholly-owned community bank subsidiary and this restructuring, among other things, is intended to make the conduct of board business more efficient and enhance the effectiveness and comprehensiveness of board oversight.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

3.2 Bylaws of National Bankshares Inc., as amended and restated, effective March 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL BANKSHARES, INC.

Date:    March 13, 2017

By: /s/ JAMES G. RAKES
James G. Rakes Chairman President and CEO

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